UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.
(Name of Registrant as Specified In Its Charter)

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Please contact a proxy voting specialist who will answer your questions about the proposals and take your vote over the phone. Please call 1-855-976-3323 now, it will only take a few minutes. Attention American Realty Capital New York City REIT Stockholders Act Now to Protect Your Investment Our Adjourned Annual Meeting of Stockholders is on September 7, 2017 and we are asking for your vote before then. Why Should You Care? We are asking you to consider important proposals to amend the Company’s charter to be consistent with those of publicly traded REITs and to give your Board improved flexibility in exploring potential strategic opportunities. Please take a moment to read your Board’s recommendations and vote your shares TODAY. American Realty Capital New York City REIT

405 Park Avenue, 4th Floor New York, NY 10022 Why is the Board Recommending Amending our Charter? The Amended Charter: • ADVANCES OUR OPERATIONAL AND STRATEGIC OBJECTIVES • ENHANCES OUR FLEXIBILITY TO IDENTIFY A BROADER SET OF LIQUIDITY OPTIONS • ALIGNS OUR CHARTER WITH THOSE OF PUBLICLY TRADED REITs Vote “FOR” Proposals 3 - 11 Your Board is recommending that shareholders vote to amend the Company’s Charter to give us the flexibility to act on a wider range of potential liquidity strategies if and when the opportunities arise. Why Should You Vote “FOR” the Charter Amendments? Join your fellow shareholders. Over 75% of shares voted in prior campaigns have voted in favor of these proposals. Shareholder support is not the issue. The level of shareholder engagement and participation is the issue. The amended Charter will provide the Board with additional flexibility to pursue strategies designed to provide liquidity and to engage in transactions that may be beneficial to shareholders. Our Charter was originally designed to be consistent with other public non-traded REITs and to satisfy requirements imposed by state securities administrators in connection with our prior public non-traded offering. The limitations in our Charter may create interpretive questions and result in uncertainty, which could affect our ability to operate our business and advance our strategic objectives. Amending our Charter to be consistent with Maryland law will make us comparable to publicly traded REITs and will provide us with more flexibility in making strategic investment decisions. Give your Board the tools it needs to protect and support your investment! Vote TODAY before our September 7, 2017 Stockholder Meeting. American Realty CapitalNew York City REIT Call Now 1-855-976-3323

Please contact a proxy voting specialist who will answer your questions about the proposals and take your vote over the phone. Please call 1-855-976-3323 now, it will only take a few minutes. Attention American Realty Capital New York City REIT Stockholders Act Now to Protect Your Investment Our Adjourned Annual Meeting of Stockholders is on September 7, 2017 and we are asking for your vote before then. Why Should You Care? We are asking you to consider important proposals to amend the Company’s charter to be consistent with those of publicly traded REITs and to give your Board improved flexibility in exploring potential strategic opportunities. Please take a moment to read your Board’s recommendations and vote your shares TODAY. American Realty CapitalNew York City REIT

405 Park Avenue, 4th Floor New York, NY 10022 Why is the Board Recommending Amending our Charter? The Amended Charter: • ADVANCES OUR OPERATIONAL AND STRATEGIC OBJECTIVES • ENHANCES OUR FLEXIBILITY TO IDENTIFY A BROADER SET OF LIQUIDITY OPTIONS • ALIGNS OUR CHARTER WITH THOSE OF PUBLICLY TRADED REITs Vote “FOR” Proposals 3 - 11 Your Board is recommending that shareholders vote to amend the Company’s Charter to give us the flexibility to act on a wider range of potential liquidity strategies if and when the opportunities arise. Why Should You Vote “FOR” the Charter Amendments? Join your fellow shareholders. Over 75% of shares voted in prior campaigns have voted in favor of these proposals. Shareholder support is not the issue. The level of shareholder engagement and participation is the issue. The amended Charter will provide the Board with additional flexibility to pursue strategies designed to provide liquidity and to engage in transactions that may be beneficial to shareholders. Our Charter was originally designed to be consistent with other public non-traded REITs and to satisfy requirements imposed by state securities administrators in connection with our prior public non-traded offering. The limitations in our Charter may create interpretive questions and result in uncertainty, which could affect our ability to operate our business and advance our strategic objectives. Amending our Charter to be consistent with Maryland law will make us comparable to publicly traded REITs and will provide us with more flexibility in making strategic investment decisions. Give your Board the tools it needs to protect and support your investment! Vote TODAY before our September 7, 2017 Stockholder Meeting. American Realty CapitalNew York City REIT Call Now 1-855-976-3323